Exhibit 5.1

April 10, 2018

Ref:  3300.0011

FirstCaribbean International Bank Limited

Michael Mansoor Building

Warrens

St. Michael

Barbados

Ladies and Gentlemen:

Re: FirstCaribbean International Bank Limited

We act as special Barbados counsel to FirstCaribbean International Bank Limited (“FirstCaribbean”), in connection with a registration statement on Form F-1, as amended (Registration No. 333-223901) filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 10, 2018 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of 9,600,000 common shares being offered by CIBC Investments (Cayman) Limited (the “Selling Shareholder”), together with an additional 1,440,000 common shares subject to an option to purchase additional shares to be granted to the underwriters by the Selling Shareholder (the “Common Shares”) and the concurrent listing of the Common Shares on the New York Stock Exchange (collectively, the “IPO”).

We have examined originals or copies, certified or identified to our satisfaction, of:

(i)                                  the Registration Statement;

(ii)                               each of (a) the certificate and articles of incorporation (as amended) of FirstCaribbean, (b) the by-laws (as amended) of FirstCaribbean, (c) the licence issued by the Central Bank of Barbados pursuant to Part II of the Financial Institutions Act, (d) the resolutions of the Board of Directors and shareholders of FirstCaribbean relating to the IPO, and (e) the share register of FirstCaribbean (the “Share Register”).

We have also considered such questions of law and have examined such statutes and regulations, records, certificates and other documents and have made such other investigations,

SIR TREVOR CARMICHAEL, KA, LVO, QC	ANDREW C FERREIRA	GILES A M CARMICHAEL
BSc (Econ), MA, PhD	Head Commercial and Tax	LLB (Hons), LLM, MBA
Chairman, Partner	Partner	Partner

BRYAN A R VOLNEY	ANGELA R ROBINSON	JANELLE M D CLARKE	NIARA A FRASER	SHARALEE M J GITTENS	CHRISTIANE V KING	TAMMY O THORNHILL
Solicitor and Attorney-at-Law	BSc (Hons), LLB (Hons), ACIS	LLB (Hons), TEP	LLB (Hons), ACIS	LLB (Hons), PG Dip	LLB (Hons)	BA (Hons), LLB (Hons), TEP

inquiries, searches or examinations as we have considered necessary for the purpose of our opinions expressed herein.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as notarial, true, certified, conformed, photostatic or telecopied copies thereof; and the completeness and accuracy of all facts set forth in official public records and certificates and other documents issued by public officials; and that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft.

We are attorneys-at-law qualified to carry on the practice of law in Barbados and we express no opinion as to any laws, or matters governed by any laws, other than the laws of Barbados. The opinions herein are limited to the laws of Barbados in effect as of the date hereof and we assume no obligation to update these opinions to take into account any changes in such laws after the date hereof.

Based and relying upon and subject to the foregoing and the qualifications hereinafter expressed, we are of the opinion that as of the date hereof:

1.                                      FirstCaribbean has been duly incorporated and is validly existing as a company in good standing under the laws of Barbados. FirstCaribbean has not been discontinued or dissolved thereunder, and no corporate or governmental action has been taken to initiate the dissolution of FirstCaribbean.

2.                                      The Common Shares owned by the Selling Shareholder have been duly authorised and validly issued, are fully paid and non-assessable, and are legally issued and outstanding as at the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Chancery Chambers LLP under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours very truly,
Chancery Chambers LLP

/s/ Andrew C. Ferreira

Andrew C. Ferreira, a partner